Exhibit 99.9

Dear Holder of Common Units Representing Limited Partner Interests in Antero Midstream Partners LP:

On October 9, 2018, Antero Midstream Partners LP (“Antero Midstream,” “we,” “our,” or “us”), Antero Midstream GP LP (“AMGP”), and certain of their affiliates entered into a Simplification Agreement, as may be amended from time to time (the “Simplification Agreement”), pursuant to which, among other things, (1) AMGP will be converted from a limited partnership to a corporation under the laws of the State of Delaware, to be named Antero Midstream Corporation (which we refer to as “New AM” and the conversion, the “Conversion”); (2) Antero Midstream Merger Sub LLC, an indirect, wholly owned subsidiary of New AM, will be merged with and into Antero Midstream, with Antero Midstream surviving the merger as an indirect, wholly owned subsidiary of New AM (the “Merger”) and (3) each issued and outstanding Series B Unit representing limited liability company interests of Antero IDR Holdings LLC, a partially owned subsidiary of AMGP and the holder of all of Antero Midstream’s incentive distribution rights, will be exchanged for 176.0041 shares of New AM Common Stock (as defined below) (an aggregate of approximately 17.35 million shares of New AM Common Stock) (the “Series B Exchange”). The Conversion, the Merger, the Series B Exchange and the other transactions contemplated by the Simplification Agreement are collectively referred to as the “Transactions.” The Merger and the adoption of the Simplification Agreement will be considered at a special meeting of our unitholders to be held on March 8, 2019.

The completion of the Transactions, including the Merger, is contingent on, among other things, (a) the holders of a majority of our outstanding common units representing limited partner interests (the “Common Units”) and (b) the holders of a majority of the Common Units held by unitholders other than Antero Midstream Partners GP LLC and its affiliates approving (i) the Simplification Agreement and (ii) the Merger, as contemplated by the Simplification Agreement each of which are described in the Joint Proxy Statement/Prospectus, dated                ,        , that was mailed to our unitholders on or about                ,        (the “Joint Proxy Statement/Prospectus”) and that is available for review on the website of the U.S. Securities and Exchange Commission (the “SEC”). You may refer to the registration statement on Form S-4 filed by AMGP with the SEC (File No. 333-228156) (the “Registration Statement”). We expect that the Merger and the Transactions will be completed during the first quarter of 2019.

Under the terms of the Simplification Agreement, each of our unitholders other than Antero Resources Corporation (“Antero Resources”) (each such unitholder, a “Public Unitholder”), has the opportunity to receive, as consideration for the Merger, for each Common Unit that such unitholder owns, at its election and subject to proration, one of (i) $3.415 in cash without interest and 1.6350 shares of New AM Common Stock (“Public Mixed Consideration”), (ii) 1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the average of the 20-day volume-weighted average price per common share representing limited partner interests in AMGP (each, an “AMGP Common Share”) prior to the Election Deadline (as defined herein) (the “AMGP VWAP”), or (iii) $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP.

In exchange for each Common Unit held, Antero Resources will be entitled to receive, subject to certain adjustments, $3.00 in cash without interest and 1.6023 shares of New AM Common Stock (the “AR Mixed Consideration”). The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be fixed at an amount equal to the aggregate amount of cash that would be paid if all Public Unitholders received $3.415 in cash per Common Unit (the “Public Available Cash”) and Antero Resources received $3.00 in cash per Common Unit it owns, which is approximately $598 million in the aggregate. If the Public Available Cash exceeds the cash consideration elected to be received by the Public Unitholders (the amount of such excess, the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration. Based on the closing price of AMGP Common Shares on                ,        , the

most recent trading day prior to the date of this letter, the aggregate value of the merger consideration was approximately $              billion. Enclosed is an Election Form and related documents that require your action.

In order for your election to be properly made and effective, American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) must RECEIVE, no later than 5:00 p.m., New York City time, on March 4, 2019 (the “Election Deadline”):

(1)                   (a)                        your completed and signed Election Form; and

(b)                     your completed and signed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable;

AND

(2)                     if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form).

An election with respect to any Common Units held beneficially, including through the Depository Trust Company, must be submitted by the broker, bank or other nominee.

For the avoidance of doubt, if you are not a broker, bank or other nominee and you do not hold certificated Common Units, you are not required to transfer your Common Units to the Exchange Agent in order to make an effective election.

Enclosed is an Election Information Booklet for your reference. Please use the enclosed envelope to return to the Exchange Agent your materials as noted above. Do not send any documents to Antero Midstream.

There is a limited period of time for you to deliver your Election Form and the other documentation specified above. Therefore, we encourage you to submit your Election Form and the other documentation specified above promptly. If you do not make a valid election, you will be deemed to have made an election to receive the Public Mixed Consideration with respect to all of your Common Units.

You can find additional information on the Merger, its terms and related transactions in the Joint Proxy Statement/Prospectus. You may refer to the Registration Statement which is available for review on the website of the SEC. The information contained in the Joint Proxy Statement/Prospectus speaks as of                ,          , and does not reflect subsequent developments. However, the Joint Proxy Statement/Prospectus incorporates by reference subsequent filings with the SEC by AMGP and Antero Midstream. You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have additional questions after reading these materials, you should contact the information agent for the transaction, MacKenzie Partners, Inc., toll free within the United States and Canada at (800) 322-2885. Persons outside the United States and Canada may call (212) 929-5500 (collect).

Sincerely,

Paul M. Rady

Chairman of the Board of Antero Midstream Partners GP LLC

ELECTION FORM
With Respect to Common Units Representing Limited Partner Interests in Antero Midstream Partners LP

ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON MARCH 4, 2019

Pursuant to the terms of the Simplification Agreement, dated as of October 9, 2018 (the “Simplification Agreement”), by and among Antero Midstream Partners LP (“Antero Midstream”),  Antero Midstream Partners GP LP (“AMGP”) and certain of their affiliates, among other things, (1) AMGP will be converted from a limited partnership to a corporation under the laws of the State of Delaware, to be named Antero Midstream Corporation ( “New AM”); (2) Antero Midstream Merger Sub LLC, an indirect, wholly owned subsidiary of New AM, will be merged with and into Antero Midstream, with Antero Midstream surviving the merger as an indirect, wholly owned subsidiary of New AM (the “Merger”) and (3) each issued and outstanding Series B Unit representing limited liability company interests of Antero IDR Holdings LLC, a partially owned subsidiary of AMGP and the holder of all of Antero Midstream’s incentive distribution rights, will be exchanged for 176.0041 shares of New AM common stock, par value $0.01 per share (“New AM Common Stock”), an aggregate of approximately 17.35 million shares of New AM Common Stock.

Pursuant to the terms of the Simplification Agreement, each holder of common units representing limited partner interests in Antero Midstream (“Common Units”), other than Antero Resources Corporation (“Antero Resources”) (each such unitholder, a “Public Unitholder”), has the opportunity to receive as consideration for the Merger, at its election and subject to proration, one of (i) $3.415 in cash without interest and 1.6350 shares of New AM Common Stock (the “Public Mixed Consideration”), (ii) 1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the average of the 20-day volume-weighted average price per common share representing limited partner interests in AMGP prior to the Election Deadline (as defined herein) (the “AMGP VWAP” and such consideration the “Public Stock Consideration”), or (iii) $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP (the “Public Cash Consideration”).

In exchange for each Common Unit held, Antero Resources will be entitled to receive, subject to certain adjustments, $3.00 in cash without interest and 1.6023 shares of New AM Common Stock (the “AR Mixed Consideration”). The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be fixed at an amount equal to the aggregate amount of cash that would be paid if all Public Unitholders received $3.415 in cash per Common Unit (the “Public Available Cash”) and Antero Resources received $3.00 in cash per Common Unit it owns, which is approximately $598 million in the aggregate. If the Public Available Cash exceeds the cash consideration elected to be received by the Public Unitholders (the amount of such excess, the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration.

For a full discussion of the Merger, the merger consideration and the effect of this election, see the Joint Proxy Statement/Prospectus, dated                ,           , that was mailed to unitholders of Antero Midstream on or about                ,           and is available for review on the website of the U.S. Securities and Exchange Commission (the “SEC”). You may refer to the Registration Statement on Form S-4 filed by AMGP with the SEC (File No. 333-228156).

The Election Form, together with (1) a completed and signed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable, AND (2) if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form), must, in each case, be RECEIVED by the exchange agent for the Merger, American Stock Transfer & Trust Company, LLC (the “Exchange Agent” or “AST”), no later than 5:00 p.m., New York City time, on March 4, 2019 (the “Election Deadline”).

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.

DELIVERY INSTRUCTIONS

Please return your properly completed Election Form and associated documentation to AST at the address below. Delivery by overnight courier
is recommended. Delivery will be deemed effective only when received by AST.

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

This election governs the merger consideration that you, as a Public Unitholder of Antero Midstream, will receive if the Merger is consummated. The specific expected U.S. federal income tax consequences of the Merger to you, as a Public Unitholder, is dependent upon whether you receive only Public Cash Consideration or also receive New AM Common Stock. The expected U.S. federal income tax consequences to the Public Unitholders who are U.S. holders are described under the heading “Material U.S. Federal Income Tax Consequences —Tax Consequences of the Merger to U.S. Holders of AM Common Units” on page 255 of the Joint Proxy Statement/Prospectus.

Complete the box(es) in the section entitled “Election Choices” to make an election to receive, per Common Unit exchanged:

(1)         “Public Mixed Consideration” of $3.415 in cash without interest and 1.6350 shares of New AM Common Stock;

(2)         “Public Stock Consideration” of 1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the AMGP VWAP; or

(3)         “Public Cash Consideration” of $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP.

If no box is checked, you will be deemed to have made an election to receive the “Public Mixed Consideration” with respect to ALL of your Common Units.

Step 1. ELECTION. I hereby elect to receive the following as consideration for my Common Units:

ELECTION CHOICES

PUBLIC MIXED CONSIDERATION ($3.415 in cash without interest and 1.6350 shares of New AM Common Stock per Common Unit exchanged)

☐            Mark this box to elect to receive the Public Mixed Consideration with respect to the number of your Common Units indicated below. Shares of New AM Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement. Please fill in the number of Common Units for which you would like to receive the Public Mixed Consideration.

                                          Common Units to receive Public Mixed Consideration.

PUBLIC STOCK CONSIDERATION ($1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the AMGP VWAP per Common Unit exchanged)

☐            Mark this box to elect to receive the Public Stock Consideration with respect to the number of your Common Units indicated below. Shares of New AM Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement. Please fill in the number of Common Units for which you would like to receive the Public Stock Consideration.

                                          Common Units to receive Public Stock Consideration.

PUBLIC CASH CONSIDERATION ($3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP per Common Unit exchanged)

☐            Mark this box to elect to receive the Public Cash Consideration with respect to the number of your Common Units indicated below. Please fill in the number of Common Units for which you would like to receive the Public Cash Consideration.

                                          Common Units to receive Public Cash Consideration.

YOU WILL BE DEEMED TO HAVE MADE AN ELECTION TO RECEIVE THE “PUBLIC MIXED CONSIDERATION” IF:

A.            You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.            If the following documents are not actually received by the Exchange Agent by the Election Deadline: (1) a completed “Election Form,” together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable, AND (2) if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form); or

C.            You properly and timely revoke a prior election without making a new election.

For the avoidance of doubt, if you are not a broker, bank or other nominee and you do not hold certificated Common Units, you are not required to transfer your Common Units to the Exchange Agent in order to make an effective election.

Shares of New AM Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

As previously indicated, Antero Resources will be entitled to receive, subject to certain adjustments, $3.00 in cash without interest and 1.6023 shares of New AM Common Stock in exchange for each of its Common Units. The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be approximately $598 million, which is equal to the aggregate amount of cash that would be paid if all Public Unitholders received Public Available Cash and Antero Resources received $3.00 in cash per Common Unit it owns. If the Public Available Cash exceeds the cash consideration elected to be received by the Public Unitholders (referred to as the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration, as described in “Special Factors—Effects of the Transactions—the Merger” beginning on page 38 of the Joint Proxy Statement/Prospectus. Unless you elect to receive the Public Mixed Consideration, no guarantee can be made that you will receive the amount of cash or stock consideration that you elect.

In order for your election to be properly made and effective, you must deliver (1) this Election Form, properly completed and signed, together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable, AND (2) if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form), in each case, to the Exchange Agent at the address listed in the Election Information Booklet, by the Election Deadline.

For the avoidance of doubt, if you are not a broker, bank or other nominee and you do not hold certificated Common Units, you are not required to transfer your Common Units to the Exchange Agent in order to make an effective election.

Do not send your election materials to Antero Midstream.

Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in Antero Midstream’s transfer records. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title. See Instructions 5, 6, 7 and 8.

By signing below, I represent and warrant as follows:

The undersigned has full power and authority to submit, sell, assign and transfer the above-described Common Units, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange the Common Units for shares of New AM Common Stock or cash, as set forth in the Simplification Agreement and under “Election Choices” above. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

I acknowledge that, until the shares of New AM Common Stock to which this Election Form relates are transferred in accordance with the Simplification Agreement, I will not receive any consideration issuable or payable.

Sign and provide your tax identification number on the IRS Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 8.

Signature of Owner	Signature of co-owner, if any	Area Code/Phone Number

Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6.

Unless the Common Units were tendered by the registered holder(s) of the Common Units, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm

Address of Firm — Please Print

SPECIAL PAYMENT, ISSUANCE AND DELIVERY FORM

The merger consideration will be issued in the name and to the address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions	Special Delivery Instructions
(See Instructions 6 and 8)	(See Instruction 7)

To be completed ONLY if the merger consideration is to be issued to a name that is different from the name of the registered holder(s).	To be completed ONLY if the check with respect to merger consideration is to be mailed to an address that is different from the address reflected above.

Issue ☐ Check to:

Issue ☐ Shares to:

Name(s):	Name(s):
(Please Print)	(Please Print)

Address:	Address:

Telephone	Telephone
Number:	Number:

If completing this page for Special Payment and Issuance Instructions, you must obtain an Original Medallion Signature Guarantee and apply below.

INSTRUCTIONS

(Please read carefully the instructions below)

1.              Election Deadline: For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by AST, the Exchange Agent for the Merger, at the address set forth on the front of this Election Form, by the Election Deadline (which is 5:00 P.M., New York City time, on March 4, 2019). The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed.

2.              Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice accompanied by a properly completed and signed revised Election Form, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. Revocations must specify the name in which the Common Units held by such person are registered on the unit transfer books of Antero Midstream. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3.              Termination of Simplification Agreement: In the event of termination of the Simplification Agreement, the Exchange Agent will promptly return the Common Units through a book-entry transfer for such units held in street name.

4.              Method of Delivery: Your Election Form, together with (1) IRS Form W-9 or IRS Form W-8, as applicable, AND (2) if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form), must, in each case, be delivered to the Exchange Agent. Do not send them to Antero Midstream. Delivery will be deemed effective only when received. A return envelope is enclosed. Delivery by overnight courier is recommended.

5.              Book Shares/Check Issued in the Same Name: If the shares of New AM Common Stock to be issued and/or the check for the cash payable, as applicable, to the undersigned in the Merger are to be issued in the same name as the surrendered units, the Election Form must be completed and signed exactly as the surrendered units are registered in Antero Midstream’s transfer records. If any of the units surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form. If any units are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

6.              Special Issuance/Payment Instructions: If the check(s) and/or shares of New AM Common Stock are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the surrendered units, indicate the name(s) and address in the appropriate box. The unitholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and the IRS Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov).

If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).

If the surrendered units are registered in the name of a person other than the person signing this Election Form, or if issuance is to be made to a person other than the person signing this Election Form or to a person other than the registered owner(s), then the surrendered units must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.

7.              Special Delivery Instructions: If a check is to be mailed to an address other than that appearing on the “Election Form” indicate the address in this box.

8.              Backup Withholding: Each unitholder may be subject to U.S. federal backup withholding on payments made pursuant to the Merger, unless such holder provides the Exchange Agent with proof of its exemption from backup withholding or furnishes the Exchange Agent with its taxpayer identification number (“TIN”), certified under penalties of perjury, and otherwise complies with all applicable requirements of the backup withholding rules.  Unitholders should use the enclosed IRS Form W-9 for this purpose. If the units are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed IRS Form W-9 instructions for additional guidance on which TIN to report.

Failure to provide the information on the IRS Form W-9 may subject the surrendering unitholder to backup withholding at a rate of 24% on the payment of any cash. The surrendering unitholder must write “applied for” in the space for the TIN if a TIN has not been issued and the unitholder has applied for a number or intends to apply for a number in the near future. If a unitholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent may withhold 24% on all payments to such surrendering unitholder of any cash consideration due with respect to such unitholder’s former units. Please review the enclosed IRS Form W-9 instructions for additional details of what TIN to give the Exchange Agent.

Exempt unitholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt unitholder should indicate its exempt status on IRS Form W-9. See the enclosed IRS Form W-9 instructions for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. The appropriate IRS Form W-8 can be obtained at www.irs.gov.

ELECTION INFORMATION BOOKLET

This information booklet is provided to holders of the common units representing limited partner interests (the “Common Units”) in Antero Midstream Partners LP (“Antero Midstream”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the Joint Proxy Statement/Prospectus dated                ,          (the “Joint Proxy Statement/Prospectus”), which you received in connection with Antero Midstream’s special meeting of unitholders to be held on March 8, 2019. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the merger, American Stock Transfer & Trust Company, LLC (the “Exchange Agent” or “AST”).

If you have additional questions after reading these materials, you should contact the information agent for the transaction, MacKenzie Partners, Inc., toll free within the United States and Canada at (800) 322-2885. Persons outside the United States and Canada may call (212) 929-5500 (collect).

The deadline for RECEIPT of your Election Form is 5:00 P.M., New York City time, on March 4, 2019 (the “Election Deadline”). You may return your Election Form, and IRS Form W-9 or IRS Form W-8, as applicable, at any time prior to the Election Deadline.

FREQUENTLY ASKED QUESTIONS

1.              Why have I been sent an Election Form?

On October 9, 2018, Antero Midstream Partners LP (“Antero Midstream”), Antero Midstream GP LP (“AMGP”), and certain of their affiliates entered into a Simplification Agreement, as may be amended from time to time (the “Simplification Agreement”), pursuant to which, among other things, (1) AMGP will be converted from a limited partnership to a corporation under the laws of the State of Delaware, to be named Antero Midstream Corporation (which we refer to as “New AM” and the conversion, the “Conversion”); (2) Antero Midstream Merger Sub LLC, an indirect, wholly owned subsidiary of New AM, will be merged with and into Antero Midstream, with Antero Midstream surviving the merger as an indirect, wholly owned subsidiary of New AM (the “Merger”) and (3) each issued and outstanding Series B Unit representing limited liability company interests of Antero IDR Holdings LLC, a partially owned subsidiary of AMGP and the holder of all of Antero Midstream’s incentive distribution rights, will be exchanged for 176.0041 shares of New AM Common Stock (as defined below), (an aggregate of approximately 17.35 million shares of New AM Common Stock) (the “Series B Exchange”). The Conversion, the Merger, the Series B Exchange and the other transactions contemplated by the Simplification Agreement are collectively referred to as the “Transactions.”

Pursuant to the terms of the Simplification Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus), you, as a holder of Common Units, have the opportunity to elect to receive, as consideration for the Merger, for each Common Unit that you own:

(1)         “Public Mixed Consideration” of $3.415 in cash without interest and 1.6350 shares of New AM common stock, par value $0.01 per share (the “New AM Common Stock”);

(2)         “Public Stock Consideration” of 1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the average of the 20-day volume-weighted average price per common share representing limited partner interests in AMGP prior to the Election Deadline (the “AMGP VWAP”); or

(3)         “Public Cash Consideration” comprised of $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP.

An Election Form is being mailed to each holder of record of Common Units as of January 11, 2019, the record date for the special meeting of Antero Midstream unitholders to consider the Merger and the other Transactions. The Election Form is to be used to make an election to receive the Public Mixed Consideration, Public Stock

Consideration or Public Cash Consideration with respect to your Common Units. If you also hold Common Units in “street name” through a bank, brokerage or other nominee, you will receive election instructions from that firm.

2.              What is the Election Form?

The enclosed Election Form lets us know your preferred form of payment of the merger consideration for your Common Units.

3.              How do I complete the Election Form?

The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable. You are entitled to make an election to receive the Public Mixed Consideration, Public Stock Consideration or the Public Cash Consideration with respect to each of your Common Units.

When completed, please sign and date the Election Form and send it to AST in the enclosed envelope, together with (1) a completed and signed IRS Form W-9 or IRS Form W-8, as applicable, AND (2) if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form). Please see Question 14 for important information concerning the transmittal of your Election Form to AST. Please note that if your Common Units are held jointly, signatures of all joint owners are required.

The Election Form authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the shares of New AM Common Stock and/or cash in exchange for your Common Units.

4.              How do I make an election if I hold my units through a bank, broker or other nominee?

If you hold your Common Units through a bank, broker or other nominee, they must make an election for your units on your behalf in accordance with your instructions. Please instruct them how to exchange your units by completing the election instructions you receive from them. Please contact your bank, broker or other nominee with any questions.

5.              When is my Election Form due?

Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline (which is March 4, 2019, the twentieth day following the date on which the Election Form was mailed to you). If you hold your Common Units through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline. Please refer to the instructions provided by your bank, broker or other nominee.

6.              What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election, you will be deemed to have made an election to receive the Public Mixed Consideration with respect to ALL of your Common Units, and you will receive, for each of your Common Units, $3.415 in cash without interest and 1.6350 shares of New AM Common Stock.

7.              I have received more than one set of election materials related to the Simplification Agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own Common Units in more than one manner or in more than one name. For example, you may have Common Units registered directly with

Antero Midstream; you may own Common Units through a third party, such as a broker; or you may own Common Units in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your Common Units. Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the Common Units to which that Election Form applies, and you will be deemed to have made an election to receive the Public Mixed Consideration with respect to all such units.

8.              Under the terms of the Simplification Agreement, what will I receive in exchange for my Common Units upon completion of the Merger?

You, as a public unitholder of Common Units (a “Public Unitholder”), may, for each of the Common Units that you own, elect to receive:

•                  “Public Mixed Consideration” of $3.415 in cash without interest and 1.6350 shares of New AM Common Stock;

•                  “Public Stock Consideration” of 1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the AMGP VWAP; or

•                  “Public Cash Consideration” of $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP.

In addition, Antero Resources Corporation, a Delaware corporation and the holder of a majority of the outstanding Common Units (“Antero Resources”), will be entitled to receive, subject to certain adjustments, $3.00 in cash without interest and 1.6023 shares of New AM Common Stock in exchange for each of its Common Units (the “AR Mixed Consideration”). The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be fixed at an amount equal to the aggregate amount of cash that would be paid if all Public Unitholders received $3.415 in cash per Common Unit (the “Public Available Cash”) and Antero Resources received $3.00 in cash per Common Unit it owns, which is approximately $598 million in the aggregate. If the Public Available Cash exceeds the cash consideration elected to be received by the Public Unitholders (the amount of such excess, the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration, as described in “Special Factors—Effects of the Transactions—the Merger” beginning on page 38 of the Joint Proxy Statement/Prospectus and the response to Question 10 below.

9.              Do I have to make the same election with respect to all of the Common Units that I own?

No. You may specify the number of Common Units with respect to which you desire to receive the Public Mixed Consideration, the Public Stock Consideration or the Public Cash Consideration. For any Common Units held by you that are not covered by a validly submitted Election Form, you will be deemed to have made an election to receive the Public Mixed Consideration with respect to all such Common Units and will receive, for each such Common Unit, $3.415 in cash without interest and 1.6350 shares of New AM Common Stock.

10.       Am I guaranteed to receive what I ask for on the Election Form?

All holders of Common Units that elect to receive Public Mixed Consideration will receive the Public Mixed Consideration for the Common Units to which such election relates. There is no assurance that a holder of Common Units that has made a valid election to receive the Public Stock Consideration or the Public Cash Consideration will receive the form or combination of consideration elected with respect to the Common Units held by such holder. The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be approximately $598 million, which is equal to the aggregate amount of cash that would be paid if all Public Unitholders received Public Available Cash and Antero Resources received $3.00 in cash per Common Unit it owns. If the Public Available Cash exceeds the Excess Available Cash, Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration, as described in “Special Factors—Effects of the Transactions—The Merger” beginning on page 38 of the Joint Proxy Statement/Prospectus.

11.       Will I receive any fractional shares?

No. No fractional shares of New AM Common Stock will be delivered in the Merger. Instead, each record holder of Common Units immediately prior to the effective time of the Merger will be entitled to receive cash, without interest and rounded up to the nearest whole cent, for any fractional share of New AM Common Stock it might otherwise have been entitled to receive, in accordance with the terms of the Simplification Agreement.

12.       What other actions do I need to take to receive the merger consideration and how long how long will it take to receive cash or shares of New AM Common Stock after the effective time of the Merger?

If you have submitted (a) a properly completed and signed Election Form and IRS Form W-9 or the appropriate IRS Form W-8, as applicable, and, (b) if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form) to the Exchange Agent, you are not required to take any other action at or after the effective time of the Merger in order to receive the merger consideration. The cash and/or shares of New AM Common Stock to which you are entitled will be delivered by the Exchange Agent as soon as practicable after the effective time of the Merger.

Shares of New AM Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

13.       What are the tax consequences associated with each of the election options?

The specific expected U.S. federal income tax consequences of the Merger to you are dependent upon whether you receive only Public Cash Consideration or also receive Public Stock Consideration. Additionally, the tax consequences to you of the Merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Common Units for shares of New AM Common Stock, cash or a combination of shares of New AM Common Stock and cash. A general description of the expected U.S. federal income tax consequences of the Merger to holders who are U.S. holders is provided under the heading, “Material U.S. Federal Income Tax Consequences —Tax Consequences of the Merger to U.S. Holders of AM Common Units” on page 255 of the Joint Proxy Statement/Prospectus.

14.       How should I send in my signed documents?

An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form and additional documentation to:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

You may send your documentation (using the return envelope provided) registered mail, with return receipt requested. You may also instead choose to send your documentation to the Exchange Agent by an overnight delivery service, which is recommended. Please do not return any documents to Antero Midstream.

15.       Are there any fees associated with the issuance of shares of New AM Common Stock in exchange for Common Units?

There are no fees associated with the exchange.

16.       How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your merger consideration at a different address than that imprinted on the front of the Election Form, please complete the box entitled “Special Delivery Instructions” on the Election Form.

17.       What do I do if:

(a)         I want to receive a book-entry statement for shares of New AM Common Stock in a name other than the name in which my book-entry statement for Common Units is registered?

(b)         I want to have my check made payable to someone else?

(c)          The owner or co-owner of the Common Units is deceased?

Please complete the “Special Issuance/Payment Instructions” in the Election Form in order to transfer the shares or cash to someone else. Please refer to Instruction 6 for additional information.

18.       Will Common Units continue to trade until the effective date of the Merger?

Yes. The Common Units will continue to trade on the New York Stock Exchange during the election period and until the end of the trading day on the effective date of the Merger. If you sell or transfer your Common Units after you have properly made an election, your election with respect to such units will be automatically revoked. If you make a valid election, you will be unable to sell or otherwise transfer your Common Units after the Election Deadline, unless the election is properly revoked before the Election Deadline or unless the Simplification Agreement is terminated.

19.       Can I revoke my election?

At any time prior to the Election Deadline, you may change or revoke your election by submitting written notice to the Exchange Agent accompanied by a properly completed and signed revised Election Form. To revoke an election, a written notice of revocation must be RECEIVED by the Exchange Agent before the Election Deadline and must specify the name in which the Common Units held by such person are registered on the unit transfer books of Antero Midstream in the same manner as the original signature on the Election Form by which such election was made. Additionally, your election will be automatically revoked if (1) the Common Units subject to such election are subsequently sold or transferred or (2) Antero Midstream notifies the Exchange Agent in writing that the Simplification Agreement has been terminated without the Merger having been completed.

20.       Who do I call if I have additional questions?

You may contact the information agent for the transaction, MacKenzie Partners, Inc., toll free within the United States and Canada at (800) 322-2885. Persons outside the United States and Canada may call (212) 929-5500 (collect).

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON March 4, 2019 (THE “ELECTION DEADLINE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

On October 9, 2018, Antero Midstream Partners LP (“Antero Midstream”), Antero Midstream GP LP (“AMGP”), and certain of their affiliates entered into a Simplification Agreement, as may be amended from time to time (the “Simplification Agreement”), pursuant to which, among other things, (1) AMGP will be converted from a limited partnership to a corporation under the laws of the State of Delaware, to be named Antero Midstream Corporation ( “New AM”); (2) Antero Midstream Merger Sub LLC, an indirect, wholly owned subsidiary of New AM, will be merged with and into Antero Midstream, with Antero Midstream surviving the merger as an indirect, wholly owned subsidiary of New AM (the “Merger”) and (3) each issued and outstanding Series B Unit representing limited liability company interests of Antero IDR Holdings LLC, a partially owned subsidiary of AMGP and the holder of all of Antero Midstream’s incentive distribution rights, will be exchanged for 176.0041 shares of New AM common stock, par value $0.01 per share (“New AM Common Stock”), an aggregate of approximately 17.35 million shares of New AM Common Stock.

Pursuant to the terms of the Simplification Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated                ,          , and mailed to unitholders of record of Antero Midstream as of January 11, 2019), you, as a public unitholder (“Public Unitholder”) of the common units representing limited partner interests in Antero Midstream (the “Common Units”) have the opportunity to elect to receive, as consideration for the Merger, for each of the Common Units that you own, the following, subject to certain limitations:

1.              PUBLIC MIXED CONSIDERATION — $3.415 in cash without interest and 1.6350 shares of New AM Common Stock;

2.              PUBLIC STOCK CONSIDERATION — $1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the average of the 20-day volume-weighted average price per common share representing limited partner interests in AMGP prior to the Election Deadline (the “AMGP VWAP”); or

3.              PUBLIC CASH CONSIDERATION — $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP.

You will be deemed to have made an election to receive “PUBLIC MIXED CONSIDERATION” if:

A.            You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.            The exchange agent for the Merger, American Stock Transfer & Trust Company, LLC (the “Exchange Agent” or “AST”), does not actually RECEIVE by the Election Deadline (1) a completed “Election Form,” together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable, AND (2) if you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form); or

C.            You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made an election to receive the “Public Mixed Consideration,” and merger consideration will be paid under the terms of Option 1 above.

In addition, Antero Resources Corporation, a Delaware corporation and the holder of a majority of the outstanding Common Units (“Antero Resources”), will be entitled to receive, subject to certain adjustments, $3.00 in cash without interest and 1.6023 shares of New AM Common Stock in exchange for each of its Common Units (the “AR Mixed Consideration”). The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be fixed at an amount equal to the aggregate amount of cash that would be paid if all Public Unitholders received $3.415 in cash per Common Unit (the “Public Available Cash”) and Antero Resources received $3.00 in cash per Common Unit it owns, which is approximately $598 million in the aggregate. If the Public Available Cash exceeds the cash consideration elected to be received by the Public Unitholders (the amount of such excess, the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration, as described in “Special Factors—Effects of the Transactions—the Merger” beginning on page 38 of the Joint Proxy Statement/Prospectus. No guarantee can be made that you will receive the amount of cash consideration that you elect.

For your information and for forwarding to those of your clients for whom you hold Common Units registered in your name or in the name of your nominee, we are enclosing the following documents:

1.              The Election Form Information Booklet regarding the election process for holders of record of Common Units;

2.              The Election Form, with instructions, that enables a holder of record of Common Units to make his or her election, including an IRS Form W-9 to certify his or her taxpayer identification number;

3.              The instructions to IRS Form W-9; and

4.              A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE.

For an election to be valid, a duly executed and properly completed Election Form, including any required signature guarantees and any other documents, should be submitted to the Exchange Agent in a timely manner and in accordance with the instructions contained in the Election Form.

No fees or commissions will be payable by Antero Midstream, or any officer, director, unitholder, agent or other representative of Antero Midstream, to any broker, dealer or other person for soliciting surrender of the Common Units pursuant to the election (other than fees paid to AST for services in connection with the election and exchange process). Antero Midstream will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose Common Units are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to MacKenzie Partners, Inc. at (800) 322-2885, toll-free within the United States and Canada. Persons outside the United States and Canada may call (212) 929-5500. Additional copies of the enclosed materials may be obtained by contacting MacKenzie Partners, Inc., AST or your bank, broker or nominee.

ANTERO MIDSTREAM PARTNERS LP

By: Antero Midstream Partners GP LLC, its general partner

Paul M. Rady
Chairman of the Board

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF ANTERO MIDSTREAM OR AST OR ANY AFFILIATE OF EITHER OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON March 4, 2019 (THE “ELECTION DEADLINE”). UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS THREE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

On October 9, 2018, Antero Midstream Partners LP (“Antero Midstream”), Antero Midstream GP LP (“AMGP”), and certain of their affiliates entered into a Simplification Agreement, as may be amended from time to time (the “Simplification Agreement”), pursuant to which, among other things, (1) AMGP will be converted from a limited partnership to a corporation under the laws of the State of Delaware, to be named Antero Midstream Corporation ( “New AM”); (2) Antero Midstream Merger Sub LLC, an indirect, wholly owned subsidiary of New AM, will be merged with and into Antero Midstream, with Antero Midstream surviving the merger as an indirect, wholly owned subsidiary of New AM (the “Merger”) and (3) each issued and outstanding Series B Unit representing limited liability company interests of Antero IDR Holdings LLC, a partially owned subsidiary of AMGP and the holder of all of Antero Midstream’s incentive distribution rights, will be exchanged for 176.0041 shares of New AM common stock, par value $0.01 per share (“New AM Common Stock”), an aggregate of approximately 17.35 million shares of New AM Common Stock.

Pursuant to the terms of the Simplification Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated                ,           and mailed to unitholders of record of Antero Midstream as of January 11, 2019), you, as a public unitholder (“Public Unitholder”) of the common units representing limited partner interests in Antero Midstream (the “Common Units”) have the opportunity to elect to receive, as consideration for the Merger, for each of the Common Units that you own, the following, subject to certain limitations:

1.              PUBLIC MIXED CONSIDERATION — $3.415 in cash without interest and 1.6350 shares of New AM Common Stock;

2.              PUBLIC STOCK CONSIDERATION — $1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the average of the 20-day volume-weighted average price per common share representing limited partner interests in AMGP prior to the Election Deadline (the “AMGP VWAP”); or

3.              PUBLIC CASH CONSIDERATION — $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP.

You will be deemed to have made an election to receive the “PUBLIC MIXED CONSIDERATION” if:

A.            You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.            A completed “Election Form,” together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable, is not actually RECEIVED by the exchange agent for the Merger, American Stock Transfer & Trust Company, LLC (the “Exchange Agent” or “AST”), by the Election Deadline;

C.            If you hold certificated Common Units, original certificates representing all of the Common Units to which your Election Form relates, duly endorsed in blank or otherwise in a form acceptable for transfer on Antero Midstream’s books (or appropriate evidence as to loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as described in your Election Form) are not actually RECEIVED by AST; or

D.            You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made an election to receive the “Public Mixed Consideration,” and merger consideration will be paid under the terms of Option 1 above.

In addition, Antero Resources Corporation, a Delaware corporation and the holder of a majority of the outstanding Common Units (“Antero Resources”), will be entitled to receive, subject to certain adjustments, $3.00 in cash without interest and 1.6023 shares of New AM Common Stock in exchange for each of its Common Units (the “AR Mixed Consideration”). The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be fixed at an amount equal to the aggregate amount of cash that would be paid if all Public Unitholders received $3.415 in cash per Common Unit (the “Public Available Cash”) and Antero Resources received $3.00 in cash per Common Unit it owns, which is approximately $598 million in the aggregate. If the Public Available Cash exceeds the cash consideration elected to be received by the Public Unitholders (the amount of such excess, the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration, as described in “Special Factors—Effects of the Transactions—the Merger” beginning on page 38 of the Joint Proxy Statement/Prospectus. No guarantee can be made that you will receive the amount of cash consideration that you elect.

Because we are the holder of record for your units, only we can make an election for your Common Units in accordance with your instructions. Please instruct us on how to exchange your Common Units not later than the date that is three business days prior to the Election Deadline. If you do not instruct us as to how to exchange your Common Units, we will not make an election for you and you will be deemed to have made an election to receive the “Public Mixed Consideration” under the terms of Option 1 above.

Please note the following:

•                  The Election Deadline is 5:00 P.M., New York City time, March 4, 2019. You are encouraged to return your Election Form as promptly as practicable. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is three business days prior to the Election Deadline.

•                  If you miss our processing deadline specified above, you will be deemed to have made an election to receive the “Public Mixed Consideration” with respect to all of your Common Units.

•                  The specific expected U.S. federal income tax consequences of the Merger to you are dependent upon whether you receive only Public Cash Consideration or also receive Public Stock Consideration. Additionally, the tax consequences to you of the Merger will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Common Units for shares of New AM Common Stock, cash or a combination of shares of New AM Common Stock and cash. A general description of the expected U.S. federal income tax consequences of the Merger to holders who are U.S. holders is provided under the heading, “Material U.S. Federal Income Tax Consequences —Tax Consequences of the Merger to U.S. Holders of AM Common Units” on page 255 of the Joint Proxy Statement/Prospectus.

Please provide your signed instructions below:

ELECTION CHOICES

PUBLIC MIXED CONSIDERATION ($3.415 in cash without interest and 1.6350 shares of New AM Common Stock per Common Unit exchanged)

☐            Mark this box to elect to receive the Public Mixed Consideration with respect to SOME of your Common Units. Shares of New AM Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement. Please fill in the number of Common Units for which you would like to receive the Public Mixed Consideration.

Common Units to receive Public Mixed Consideration.

PUBLIC STOCK CONSIDERATION ($1.6350 shares of New AM Common Stock plus an additional number of shares of New AM Common Stock equal to the quotient of (A) $3.415 and (B) the AMGP VWAP per Common Unit exchanged)

☐            Mark this box to elect to receive the Public Stock Consideration with respect to SOME of your Common Units. Shares of New AM Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement. Please fill in the number of Common Units for which you would like to receive the Public Stock Consideration.

Common Units to receive Public Stock Consideration.

PUBLIC CASH CONSIDERATION ($3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP per Common Unit exchanged)

☐            Mark this box to elect to receive the Public Cash Consideration with respect to SOME of your Common Units. Please fill in the number of Common Units for which you would like to receive the Public Cash Consideration.

Common Units to receive Public Cash Consideration.

Account Number:

If you do not elect one of these options, the Exchange Agent will treat you as having made an election to receive the “PUBLIC MIXED CONSIDERATION.”

The aggregate cash consideration to be paid to Antero Resources and the Public Unitholders will be approximately $598 million, which is equal to the aggregate amount of cash that would be paid if all Public Unitholders received Public Available Cash and Antero Resources received $3.00 in cash per Common Unit it owns. If the Public Available Cash exceeds the cash consideration elected to be received by the Public Unitholders (referred to as the “Excess Available Cash”), Antero Resources may elect to increase the total amount of cash it receives as a part of the AR Mixed Consideration up to an amount equal to the Excess Available Cash and the amount of shares it will receive will be reduced accordingly based on the AMGP VWAP. In addition, the consideration each Public Unitholder will receive may be prorated in the event that more cash or equity is elected to be received than what would otherwise have been paid if all Public Unitholders had received the Public Mixed Consideration and Antero Resources had received the AR Mixed Consideration, as described in “Special Factors—Effects of the Transactions—the Merger” beginning on page 38 of the Joint Proxy Statement/Prospectus. Unless you elect to receive the Public Mixed Consideration, no guarantee can be made that you will receive the amount of cash or stock consideration that you elect.

Shares of New AM Common Stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement.

Signature of Unitholder	Signature of Unitholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING UNITHOLDER. DELIVERY BY OVERNIGHT COURIER IS RECOMMENDED. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR FINANCIAL ADVISOR DIRECTLY.

PROMPT ACTION IS REQUESTED.

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to surrender Common Units pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company within two business days after the Election Deadline of 5:00 P.M. New York City time on March 4, 2019.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm
(Authorized Signature)

Address:	Name:

Title:

Telephone Number:	Dated: ,
( )

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call the information agent for the transaction, MacKenzie Partners, Inc., toll free within the United States and Canada at (800) 322-2885. Persons outside the United States and Canada may call (212) 929-5500 (collect).